EXHIBIT 23.2

     Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Sirius XM Radio Inc.:

We consent to the incorporation by reference in the registration statements ( No. 333-158135, No. 333-152548, No. 333-139869, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-108387, No. 333-104406, No. 333-85847, No. 333-65602, and No. 333-64344) on Forms S-3, in the registration statement (No. 333-144845) on Form S-4, and in the registration statements (No. 333-160386, No. 333-159206, No. 333-158156, No. 333-156441, No. 333-152574, No. 333-149186, No. 333-142726, No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-111221, No. 333-106020, No. 333-101515, No. 333-100083, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-62818, No. 333-47954, No. 333-31362, and No. 333-15085), on Forms S-8 of Sirius XM Radio Inc. of our reports dated February 25, 2010, with respect to the consolidated balance sheets of Sirius XM Radio Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for each of the years then ended, and the related financial statement schedule for each of the years then ended, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Sirius XM Radio Inc.

/s/ KPMG LLP

New York, New York
February 25, 2010